PHILADELPHIA INSURANCE COMPANIES
ADDITIONAL SUPPLEMENTAL INFORMATION
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
(IN THOUSANDS)
NET LOSS AND LOSS ADJUSTMENT EXPENSES:

	Net Incurred Loss and Loss Adjustment Expenses				Net Paid Loss and Loss Adjustment Expenses
	For The Three Months Ended		For The Twelve Months Ended		For The Three Months Ended		For The Twelve Months Ended
	December 31,		December 31,		December 31,		December 31,
PRODUCTS	2004	2003	2004	2003	2004	2003	2004	2003
COMMERCIAL LINES	$78,832	$71,130	$303,847	$273,487	$49,853	$72,264	$188,358	$181,337
SPECIALTY LINES	31,564	19,134	123,597	65,075	11,604	12,865	52,715	37,435
PERSONAL LINES	14,390	6,122	48,671	20,615	22,815	3,790	44,818	18,621

TOTAL NET LOSS AND LOSS ADJUSTMENT EXPENSES	$124,786	$96,386	$476,115	$359,177	$84,272	$88,919	$285,891	$237,393

Net Loss & Lae Reserves @ December 31, 2004		$671,719

Taxable Equivalent Yield @ December 31, 2004		4.7%

Portfolio Duration @ December 31, 2004		4.1 yrs

Book Value Per Common Share @ December 31, 2004		$28.92

Shares Repurchased During the Three Months Ended December 31, 2004		0